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                                                                    EXHIBIT 99.1

Mr. Inouye's remarks contain forward-looking statements relating to future events and results that are based on eMachines' current expectations. These statements relate to the outlook and prospects for eMachines and the markets in which it operates. These statements involve risks and uncertainties including, without limitation, the level of demand for eMachines' products and services, eMachines' and its suppliers' ability to timely develop, deliver, and support new and existing products and services, eMachines' ability to manage and liquidate its inventory, reduce operating expenses and predict changes in the PC market, the cost and availability of key product components, competitive pressures relating to price reductions, new product introductions by third parties, technological innovations, eMachines' ability to enter new markets, and overall market conditions, including demand for computers, Internet access devices and Internet services, eMachines' ability to timely and cost-effectively restructure its Internet business unit and the opportunity to enter into a strategic business transaction. Consequently, actual events and results in future periods may differ materially from those currently expected. Additional information regarding factors that may affect eMachines' future performance is included in public reports that eMachines files with the Securities and Exchange Commission.

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                             Remarks by Mr. Inouye
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The year 2000 was a challenging environment for eMachines as well as the entire computer industry. Although we started the year with strong first quarter results, our following quarters were adversely affected by the weakened economy and declining stock market, and a dramatic downturn in the overall computer market that resulted in an industry-wide oversupply of personal computers as consumers curtailed their spending.

While many of these same dynamics have presented further challenges for us in 2001, we are refocusing our initiatives and examining all aspects of our business model in order to achieve our next level of growth and our ultimate goal of long-term profitability.

We are building a new eMachines. One that focuses our resources on the core competencies that originally fueled eMachines' growth to become the number 3 vendor of desktop PCs sold in the U.S. retail channel.

Our mission is to create an exceptional product experience, based upon a positive brand identity, grounded in customer satisfaction. We will do this by continuing to deliver high-quality personal computers at an affordable price with superior customer service.
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We've established a new management team who brings the talent, vision and discipline necessary for us to move forward. This team is actively assessing our organizational requirements, cost structure and operational performance to lead us through the programs and processes to achieve our key initiatives.

We are taking our customer-based philosophy into new markets, additional channels of product distribution, new business opportunities, and into new processes to improve inventory management and enhance customer service and technical support. I'd like to share some of our plans with you regarding each of these initiatives.

In August, we will celebrate our one-year anniversary with Dixons Group, a prominent consumer electronics retailer in the United Kingdom. Through this alliance, we have experienced strong sales growth, brand awareness and development of market share in the UK. We are now preparing to expand our sales presence into other countries including Europe, Latin America and the South Pacific.

We will soon launch our new eMachines Web site with a look and feel that embodies the character, personality and messaging that we're building as part of the "new eMachines". We want our consumers and prospective consumers to have a positive, productive experience when they visit our e4me.com site to learn about our company, products and customer care programs.

We are also developing our new Web site to be the platform for offering consumers the opportunity to research, select and purchase our high-quality PCs, replacement parts and other complementary peripheral products directly from eMachines. We expect our "eMachines Web store" to be open-for-business in the fourth quarter of this year.

Looking into the future, we have identified other areas for new business opportunities that we plan to target. These include the education, military and business-to-business marketplaces.

eMachines is committed to offering consumers the most richly-configured PCs for the most affordable price.

We provide the value-conscious consumer with affordable solutions for their mainstream computing needs, as well as a platform for using exciting peripheral devices such as digital cameras, scanners, MP3 players, or networked PCs for the home or small office/home office environment.

Earlier this year, we introduced our first sub-$700 Intel Pentium III 1GHz PC with a CD-RW drive. We are proud to offer consumers progressive enhancements in technology and features, and are developing new products featuring a higher-end aesthetic design, as well as new notebook PCs.
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Regarding the development of new processes, eMachines and our manufacturing partners have been aggressively outlining the steps to improve our supply chain management. For instance, by utilizing the resources of a manufacturing facility in Mexico, we can effectively reduce our time-to-market. We are committed to improving our overall inventory management processes in order to deliver the right quantity of PC products at the right prices, and at the right time in relation to market demand.

In order to achieve our goal of high customer satisfaction, we are refining key components of our Customer Care and technical support programs. As part of our Customer Care infrastructure, we plan to launch new service programs including local authorized service centers and an advanced replacement program. These programs are designed to provide consumers with a quick and convenient method for receiving assistance with their PC or monitor should they experience a problem.

As we previously announced, eMachines has retained Credit Suisse First Boston to explore strategic alternatives for the company. This project is underway now, and we plan to announce any new developments of a material nature as soon as it is appropriate. We are taking these steps with the goal of increasing shareholder value.

Our management team and talented employees are committed to our mission for the future of eMachines. We thank you for your continued support.